SUGARMADE

 CONTRACT FOR CONSULTING SERVICES

Name of Consultant:

Joseph Abrams

February 1, 2011

      Address:

Daytime Telephone #:

 SUGARMADE and Consultant agree as follows:

1.

Services and Fees:  The Description of Work, which is Exhibit A to this Contract for Consulting Services ("Contract"), describes the services that Consultant will perform and the fees which SUGARMADE, Inc will pay in return.  If  SUGARMADE and Consultant anticipate working beyond the scope of this agreement, additional exhibits may be made a part of this contract for such additional projects, although each additional exhibit must be approved by each party by signature on each exhibit.  Consultant is an independent contractor, not an employee of. SUGARMADE  No employment relationship is created by this Contract.

2.

Term:  Consultant will begin work on the date of the completion of  a public offering or reverse merger , and unless terminated sooner, the Contract will end 25 months after that date.

3.

Work:  The scope of work shall be found in the Description of Work in Exhibit A.

4.

Relationship of Parties:

(a)

Consultant, as used in this Contract, means the person or entity that signs this Contract and all its employees and agents.

(b)

Consultant shall retain independent professional status throughout this Contract and shall use its own discretion in performing the tasks assigned.

(c)

Consultant has never been a SUGARMADE employee and, in either case, is ineligible for any SUGARMADE employee benefits.    As Consultant is not a SUGARMADE employee, Consultant is responsible for paying all required state and federal taxes.

(d)

SUGARMADE shall determine the method, details and means of performing the services hereunder.  Consultant shall remain responsible for performing all tasks contemplated by this Contract.

(e)

Consultant shall perform the services required by this Contract at any place or location and at such times as Consultant and SUGARMADE shall determine.

5.

Indemnification:  Consultant agrees to be responsible for its own actions.  SUGARMADE agrees to be responsible for its own actions. Each party agrees to indemnify each other against claims made which either party has had no action in including but not limited to the following:

   - Any negligent act, omission, or willful misconduct of Consultant or SUGARMADE in the performance  of this Contract.

- Consultant's or SUGARMADE’s failure to comply with federal, state or local law.

6.

Confidentiality:

(a)

Consultant agrees not to disclose any SUGARMADE Confidential Information and to take all reasonable precautions to prevent its unauthorized dissemination, both during and after the Contract.  Without limiting the scope of this duty, Consultant agrees to limit its internal distribution of SUGARMADE Confidential Information to its employees and agents who have a need to know, and to take steps to ensure that the dissemination is so limited. Consultant agrees not to use any SUGARMADE Confidential Information for its own benefit or for the benefit of anyone other than  SUGARMADE.  Without limiting the scope of this duty, Consultant agrees not to design or manufacture any products which incorporate any  SUGARMADE Confidential Information.  SUGARMADE  agrees to keep the terms of the agreement confidential accept as it may required by law or under due diligence for capital raising or mergers and acquisition. Any Confidential Information given to  SUGARMADE by Consultant is for the use of SUGARMADE and its employees but may not be used for the benefit of any others.

(b)

SUGARMADE Confidential Information means information relating to the research, development, products, methods of manufacture, trade secrets, business plans, customers, finances, and personnel data related to the business or affairs of SUGARMADE.    SUGARMADE Confidential Information does not include any information (i) which Consultant knew before SUGARMADE  disclosed it to Consultant; (ii) which has become publicly known through no wrongful act of Consultant; or (iii) which Consultant developed independently.

(c)

All  SUGARMADE Confidential Information remains the property of SUGARMADE and no license or other rights in the Confidential Information is granted hereby.  All information is provided "AS IS" and without any warranty, express, implied, or otherwise, regarding its accuracy or performance.

7.

No Conflict:  Consultant represents and warrants that its performance of this Contract will not conflict with any other contract to which Consultant is bound, and while working on this Contract, Consultant will not engage in any such consulting services or enter into any Contract that would materially interfere with the commitment of time and energy required by Consultant to timely complete Consultant’s obligations under this Contract.

8.

Miscellaneous:

(a)

Assignment.  Consultant may not assign or delegate its rights or obligations under this Contract without  SUGARMADE written consent except to its principals, and Joseph Abrams.

(b)

Governing Law; Severability.  California law shall govern this Contract.  If any provision of this Contract is found by a court of competent jurisdiction to be unenforceable for any reason, the remainder of this Contract shall continue in full force and effect.

(c)  Arbitration.  The parties agree to submit any dispute arising out of or in connection with this Contract to binding arbitration in California  before the American Arbitration Association pursuant to the provisions of this Section 12(d), and, to the extent not inconsistent with this Section

10 (d), the rules of the American Arbitration Association.  The parties agree that such arbitration will be in lieu of either party's rights to assert any claim, demand or suit in any court action, provided that either party may elect either binding arbitration or a court action with respect to a breach by the other party of such party's proprietary rights, including without limitation any trade secrets, copyrights or trademarks.  Any arbitration shall be final and binding and the arbitrator's order will be enforceable in any court of competent jurisdiction.

(d)  Survival of Terms.  The provisions of paragraphs 5, 6, 7, and 8, thereof shall survive termination of this Contract.

(e)  Complete Understanding; Modification.  This Contract and the attached exhibit or exhibits constitute the full and complete understanding and Contract of the parties relating to the subject matter hereof and supersede all prior understandings and Contracts relating to such subject matter.  Any waiver, modification, or amendment of any provision of this Contract shall be effective only if in writing and signed by both parties.  The provisions of this Contract shall prevail over any conflicting provisions in a purchase order, invoice, acceptance notice or other document.

(f)  Signature.  This Contract may be executed in several counterparts, each of which will be deemed to be an original, and each of which alone and all of which together, shall constitute one and the same instrument, but in making proof of this Contract it shall not be necessary to produce or account for each copy of any counterpart other than the counterpart signed by the party against whom this Contract is to be enforced.  This Contract may be transmitted by facsimile, and it is the intent of the parties for the facsimile (or a photocopy thereof) of any autograph printed by a receiving facsimile machine to be an original signature and for the facsimile (or a photocopy thereof) and any complete photocopy of the Contract to be deemed an original counterpart.

(g)  Limitation of Liability.  Neither party shall under any circumstances be liable for any consequential, indirect, special, incidental or exemplary damages, including without limitation, any loss of revenues, profits, or business or other economic loss arising out of or in connection with the services provided hereunder.

(h) Liability.  Under any conditions, the Consultant liability for any breach under this agreement shall be limited to his earned compensation under this agreement.  The company’s liability shall be limited to its contractual obligation under this agreement.

SUGARMADE

CONSULTANT

By: /s/ Scott Lantz

By: /s/ Joseph Abrams

signature

signature

EXHIBIT A

DESCRIPTION OF WORK

(Consulting Services agreement between SUGARMADE and Joseph Abrams, Consultant.)

1.  Services to be Provided:  Consultant shall render such services as may be necessary to complete in a professional manner the project described as follows:

a) Help in defining and communication the Company message

b) Identification of Strategic Growth Areas

c) Identification of Potential Merger and acquisition candidates.

d) Identify Potential Exit Strategies

e) Help introduce the company to potential business development partners

f) Help with due diligence and negotiations with potential M & A candidates.

g) Introduce the company to potential Capital partners

h) Help in defining marketing and sales opportunities

i) Evaluate potential public market opportunities

j) Advise management on any additional operational or strategic decisions as needed.

2.

Compensation:

a)

Consultant shall be due 500,000 unregistered shares of company common stock, which shall be represented by 25 certificates each representing 20,000 shares, upon the completion of a public offering or reverse merger.

b)

480,000 shares shall have a repurchase option from the company. The balance of the shares shall be available for repurchase by the company for a TOTAL PRICE of $15 except as follows:

Each month the contract is in force a stock certificate in the amount of 20,000 shares shall be issued from the 25 certificates from 2(a) and shall no longer be available for repurchase by the company for any reason.

c)

Consultant agrees that should he take any consultancy with a competing company in the treeless paper business term of this contract he will forfeit all shares.  In addition, Consultant agrees not to take any consultancy with a competing company in the treeless paper business for a period of 180 days following the termination or expiration of this agreement.

3.

Expenses:  Although the above stock constitutes Consultant's entire remuneration for the services under this Contract Consultant will be reimbursed for any expenses incurred in connection with this Contract with prior approval of SUGARMADE. If a change in the scope of the work results in a material increase or decrease in the cost or time for completion of the services, the fees and schedule may, upon the mutual written Contract of the parties, be renegotiated.

4.

Termination: This contract may not be terminated for 90 days. In addition, the company may terminate the contract for any reason after 90 days provided that the Company notifies consultant with 30 days written notice.

SUGARMADE

CONSULTANT

By: /s/ Scott Lantz

By: /s/ Joseph Abrams

Signature

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